As Filed With the Securities and Exchange Commission on February 2, 2005

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68-0328265 (I.R.S. Employer Identification No.)

13900 Alton Parkway, Suite 122, Irvine, California 92618
(949) 595-7200
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

1996 STOCK OPTION/STOCK ISSUANCE PLAN
(Full title of the plan)

Paul McCormick
Chief Executive Officer
Endologix, Inc.
13900 Alton Parkway, Suite 122, Irvine, California 92618
(949) 595-7200
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Lawrence B. Cohn
Stradling Yocca Carlson & Rauth,
A Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of securities to be	Amount to be	Proposed maximum offering	Proposed maximum
registered	registered(1)(2)	price per share (3)	aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	1,820,000 shares	$6.78	$12,339,600	$1,452
Common Stock, par value $0.001 per share	180,000 shares	$6.41	$1,153,800	$136

(1)	Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant’s 1996 Stock Option/Stock Issuance Plan (the “1996 Plan”).

(2)	Additional shares available for issuance under the 1996 Plan. 1,200,000 shares of common stock available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on July 11, 1996 (Registration No. 333-07959), an additional 700,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on December 12, 1997 (Registration No. 333-42161), an additional 200,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on July 17, 1998 (Registration No. 333-59305), an additional 750,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on February 17, 1999 (Registration No. 333-72531) and an additional 600,000 shares available for issuance under the 1996 Plan were registered on a Registration Statement on Form S-8 on December 21, 2000 (Registration No. 333-52482).

(3)	The aggregate offering price for the 1,820,000 shares of Common Stock registered hereby is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the Common Stock on January 31, 2005, which was $6.78. The calculation of the registration fee for the 180,000 shares of Common Stock issuable upon the exercise of options already granted under the 1996 Plan is based on the weighted average exercise price at the date of grant which is $6.41 .

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.2

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement relates to the Endologix, Inc., a Delaware corporation (the “Registrant”), 1996 Stock Option/Stock Issuance Plan (the “1996 Plan”) and registers shares of Registrant’s common stock issuable upon exercise of options under the 1996 Plan.

     The Board of Directors adopted and the stockholders of the Registrant originally approved the 1996 Plan in May 1996. Initially, an aggregate of 1,200,000 shares of common stock were available for issuance under the 1996 Plan, and such 1,200,000 shares were registered on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 11, 1996 (Registration No. 333-07959). In April 1997, the Board of Directors approved an increase of 700,000 shares of common stock issuable under the 1996 Plan and the stockholders approved such increase. Such 700,000 shares were registered on Form S-8 filed with the Commission on December 12, 1997 (Registration No. 333-42161). In March 1998, the Board of Directors approved an increase of 200,000 shares of common stock issuable under the 1996 Plan and the stockholders approved such increase. Such 200,000 shares were registered on Form S-8 filed with the Commission on July 17, 1998 (Registration No. 333-59305). In November 1998, the Board of Directors approved an increase of 750,000 shares of common stock issuable under the 1996 Plan and the stockholders approved such increase. Such 750,000 shares were registered on Form S-8 filed with the Commission on February 17, 1999 (Registration No. 333-72531). In March 2000, the Board of Directors approved an increase of 600,000 shares of common stock issuable under the 1996 Plan and the stockholders approved such increase. Such 600,000 shares were registered on Form S-8 filed with the Commission on December 21, 2000 (Registration No. 333-52482). In October 2004, the Board of Directors approved an increase of 2,000,000 shares of common stock issuable under the 1996 Plan and the stockholders approved such increase. This registration statement covers such increase of 2,000,000 shares of common stock issuable under the 1996 Plan, bringing the total number of shares authorized thereunder to 5,450,000. In addition to the foregoing amendments, the Board of Directors has approved amendments to the 1996 Plan from time to time, which amendments were not subject to receipt of stockholder approval.

Item 3. Incorporation of Documents by Reference.

     The Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-07959, 333-42161, 333-59305, 333-72531 and 333-52482), which have been filed by the Registrant with the Commission, are incorporated herein by reference.

Item 8. Exhibits.

     The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
4.1	Endologix, Inc. 1996 Stock Option/Stock Issuance Plan, as amended to date.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of independent registered public accounting firm.

24.1	Power of Attorney (included on signature page to the Registration Statement).

2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 31st day of January, 2005.

ENDOLOGIX, INC.
By:	/s/ Paul McCormick
Paul McCormick
Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned directors and officers of Endologix, Inc., do hereby constitute and appoint Paul McCormick and Robert J. Krist, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or ether of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul McCormick	President, Chief Executive Officer
	and Director	January 31, 2005
Paul McCormick	(Principal Executive Officer)

/s/ Franklin D. Brown
	Chairman of the Board of Directors	January 31, 2005
Franklin D. Brown

/s/ Robert J. Krist	Chief Financial Officer and Secretary
	(Principal Financial and Accounting	January 31, 2005
Robert J. Krist	Officer)

/s/ Maurice Buchbinder, M.D.
	Director	January 31, 2005
Maurice Buchbinder, M.D.

3

/s/ Roderick de Greef
	Director	January 31, 2005
Roderick de Greef

/s/ Edward M. Diethrich
	Director	January 31, 2005
Edward M. Diethrich, M.D.

/s/ Jeffrey F. O’Donnell
	Director	January 31, 2005
Jeffrey F. O’Donnell

/s/ Gregory D. Waller
	Director	January 31, 2005
Gregory D. Waller

/s/ Ronald H. Coelyn
	Director	January 31, 2005
Ronald H. Coelyn

4

EXHIBIT INDEX

Exhibit Number	Description
4.1	Endologix, Inc. 1996 Stock Option/Stock Issuance Plan, as amended to date.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of independent registered public accounting firm.

24.1	Power of Attorney (included on signature page to the Registration Statement).